EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Synergy CHC Corp.

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated August 5, 2021 on the consolidated financial statements of Synergy CHC Corp. as of December 31, 2020 and 2019 and for the years then ended, which appears in this Registration Statement on Amendment No. 2 to Form S-1.

/s/ RBSM LLP

New York, New York

December 14, 2021